UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2017 (October 19, 2017)

The Meet Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33105	86-0879433
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Union Square Drive New Hope, Pennsylvania	18938
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 862-1162

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01     Completion of Acquisition or Disposition of Assets.

On October 20, 2017, The Meet Group, Inc. (the “Company” or “The Meet Group”) filed a Current Report on Form 8-K (the “Initial Filing”) to report that The Meet Group had completed its previously announced acquisition of Lovoo GmbH (“Lovoo”) on October 19, 2017, pursuant to the terms of the Share Purchase Agreement (the “Original Purchase Agreement”) dated September 18, 2017, and as amended on October 18, 2017 (the “Amendment” and together with the Original Purchase Agreement as amended by the Amendment, the “Purchase Agreement”), by and among the Company, TMG Holding Germany GmbH, a limited liability company organized under the laws of Germany and a wholly-owned subsidiary of the Company (“Purchaser”), Bawogo Ventures GmbH & Co. KG, a limited partnership organized under the laws of Germany (“Seller”), and the seller guarantors.

On October 19, 2017, pursuant to the terms of the Purchase Agreement, Purchaser purchased from Seller all of the outstanding shares of Lovoo (the “Acquisition”).

On October 19, 2017, all outstanding shares of Lovoo capital stock, options to purchase Lovoo capital stock (“Lovoo Options”) and Lovoo restricted stock units (“Lovoo RSUs”) were cancelled, and all outstanding shares of Lovoo capital stock, all vested Lovoo Options with an exercise price less than the per share merger consideration and all vested Lovoo RSUs were exchanged for an aggregate of $65 million in cash. Purchaser will also pay additional contingent consideration, in the form of an earn-out amount of up to US $5 million, payment of which is subject to certain conditions set forth in the Purchase Agreement including the successful achievement of an adjusted EBITDA target by Lovoo following the Closing. A portion of the aggregate merger consideration is being held in escrow to secure the indemnification obligations of Lovoo security holders.

This amendment to the Initial Filing is being filed for the purpose of satisfying the Company’s undertaking to file the financial statements and pro forma financial statements required by Item 9.01 of Form 8-K, and this amendment should be read in conjunction with the Initial Filing. Except as set forth herein, no modifications have been made to information contained in the Initial Filing, and the Company has not updated any information contained therein to reflect events that have occurred since the date of the Initial Filing.

Item 9.01     Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

The financial statements of Lovoo comprised of the statements of financial position as of December 31, 2016, December 31, 2015, January 1, 2015, and the related statements of comprehensive loss, changes in equity, and cash flows for the two years ended December 31, 2016 and December 31, 2015 and the related notes to the financial statements, and the report of the independent auditor thereon are attached as Exhibit 99.1 hereto and incorporated herein by reference.

The interim financial statements of Lovoo as of September 30, 2017 and December 31, 2016 and for the nine months ended September 30, 2017 and 2016 are attached as Exhibit 99.2 hereto and incorporated herein by reference.

(b) Pro-Forma Financial Information

Unaudited pro forma condensed combined financial statements as of September 30, 2017, for the nine months ended September 30, 2017 and the year ended December 31, 2016 and 2015 and the notes related thereto, which reflect the acquisition of Lovoo, are attached as Exhibit 99.3 hereto and incorporated herein by reference.

(d) List of Exhibits

Exhibit No.	Description
23.1	Consent of KPMG AG Wirtschaftsprüfungsgesellschaft, independent auditor of Lovoo

99.1
The financial statements of Lovoo comprised of the statements of financial position as of December 31, 2016, December 31, 2015, January 1, 2015, and the related statements of comprehensive loss, changes in equity, and cash flows for the two years ended December 31, 2016 and December 31, 2015 and the related notes to the financial statements

99.2	The interim financial statements of Lovoo as of September 30, 2017 and December 31, 2016, and for the nine months ended September 30, 2017 and 2016

99.3	Unaudited pro forma condensed combined financial statements as of September 30, 2017, for the nine months ended September 30, 2017 and for the years ended December 31, 2016 and 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MEET GROUP, INC.

Date:	December 20, 2017	By: /s/ Jim Bugden
Name: Jim Bugden Title: Interim Chief Financial Officer